   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1995

                                                     REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _______________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _______________

                                 PNC BANK CORP.
             (Exact name of registrant as specified in its charter)
                               _______________

                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)

                                   25-1435979
                      (I.R.S. Employer Identification No.)

                                 ONE PNC PLAZA
                          FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA  15265
   (Address, including zip code, of registrant's principal executive offices)
                             ____________________

                     MIDLANTIC SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)
                            _____________________

                           WALTER E. GREGG, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT
                                 PNC BANK CORP.
                                 ONE PNC PLAZA
                          FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA  15265
                                 (412) 762-2281
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            _____________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                               AMOUNT TO BE            AGGREGATE PRICE     AGGREGATE           AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE      REGISTERED(1)           PER SHARE(3)        OFFERING            REGISTRATION
  REGISTERED                                   (2)                                         PRICE(3)            FEE
  Common Stock, par value $5.00                300,000 shares          $27.625             $8,287,500          $2,858
=============================================================================================================================

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) The Common Stock offered hereby will be adjusted to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act, without the need for any post-effective amendment.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis on the average of the high and low reported sales prices of the registrant's Common Stock on the New York Stock Exchange on November 17, 1995.

================================================================================

EXPLANATORY NOTE: It is expected that on or about December 31, 1995, Midlantic Corporation, a New Jersey corporation ("Midlantic") will be merged with and into PNC Bancorp, Inc., a Delaware corporation ("PNC Bancorp") and wholly-owned subsidiary of PNC Bank Corp., a Pennsylvania corporation (the "Corporation" or the "Registrant"). At the effective time of the merger, the Corporation as a successor employer will continue the Midlantic Savings and Investment Plan, as amended (the "Plan"). While this Registration Statement will be effective prior to the effective time of the merger, interests in the Plan (the "Plan Interests") and shares of the Corporation's Common Stock, par value $5.00 per share (the "Common Stock"), will be offered to existing employees of Midlantic and any Participating Employer (as defined in the Plan) and no securities of the Corporation will be sold or issued before consummation of the merger.





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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement: Annual Report on Form 10-K for the year ended December 31, 1994, as amended on June 29, 1995; Current Reports on Form 8-K dated as of April 17, 1995, July 10, 1995 (as amended on July 17, 1995), July 20, 1995 and September 26, 1995; Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995 (as amended on November 13, 1995); and the description of the Registrant's Common Stock set forth in response to Item 1 of the Registration Statement on Form 8-A of the Corporation filed on September 24, 1987 pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description. In addition, the Annual Report on Form 11-K of the Plan for the year ended December 31, 1994, filed by Midlantic and the Plan with the Commission under the Exchange Act is incorporated herein by reference. The Registrant's Commission File Number is 1-9718 and Midlantic's Commission File Number is 0-15870.

      All documents subsequently filed by the Registrant and the Plan after the effective date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL OPINIONS

      A legal opinion of that (a) the shares of Common Stock offered by the Registration Statement, when issued or sold pursuant to and in accordance with the terms of the Plan, shall be validly issued, fully paid and nonassessable and (b) the Plan Interests being registered by the Registration Statement, when issued pursuant to and in accordance with the terms of the Plan, shall be validly issued has been rendered by William F. Strome, Senior Vice President, Deputy General Counsel and Corporate Secretary of the Corporation. As of October 31, 1995, Mr. Strome owned 2,193 shares of the Corporation's Common





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
Stock and held options granted under the Corporation's incentive stock option plan covering 24,800 shares of the Corporation's Common Stock, 19,300 of which were exercisable.

EXPERTS

      The consolidated financial statements of the Registrant and subsidiaries incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Midlantic Corporation ("Midlantic") and subsidiaries, included in the Annual Report on Form 10-K of Midlantic for the year ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated January 18, 1995 and January 20, 1995 as to Note 28, which includes an explanatory paragraph relating to changed methods of accounting for postemployment benefits and investment securities in 1994 and postretirement benefits other than pensions and income taxes in 1993, accompanying such financial statements, and are incorporated herein by reference to Amendment No. 1 to the Current Report on Form 8-K/A (No. 1-9718) dated as of July 10, 1995, of the Corporation. In addition, the financial statements and financial statement schedules of the Plan, included in the Annual Report on Form 11-K of the Plan for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated June 5, 1995 accompanying such financial statements, and are incorporated herein by reference. Such reports are given upon their authority as experts in accounting and auditing.

      Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), as amended ("1988 BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duties. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure





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

to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      The Corporation's By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the Laws of Pennsylvania as in effect at the time of such indemnification. The Corporation's By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director except in any case such elimination is not permitted by law. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      The exhibits listed on the Exhibit Index on page 10 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

      Midlantic previously received a determination letter dated October 10, 1994, from the Internal Revenue Service ("IRS") that the Plan qualified under
Section 401 of the Internal Revenue Code. A copy of such determination letter is attached to this Registration Statement as Exhibit 5.2. The Registrant undertakes to submit any amendment to the Plan to the IRS to the extent required in a timely manner and will make all changes required by the IRS in order to qualify the Plan, as so amended, under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;





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

          Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer of controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 22nd day of November, 1995.

                                        PNC BANK CORP.


                                        By  /s/ Thomas H. O'Brien
                                           -------------------------------------
                                            Thomas H. O'Brien
                                            Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                TITLE                               DATE
              ---------                                -----                               ----

/s/ Thomas H. O'Brien                            Chairman, Chief Executive                  November 22, 1995
----------------------------------------         Officer and Director
Thomas H. O'Brien                                (Principal Executive Officer)


/s/ Robert L. Haunschild                         Senior Vice President                      November 22, 1995
----------------------------------------         and Chief Financial Officer
Robert L. Haunschild                             (Principal Financial Officer)


/s/ William J. Johns                             Senior Vice President and                  November 22, 1995
----------------------------------------         Chief Accounting Officer
William J. Johns                                 (Principal Accounting Officer)

*                                                Director                                   November 22, 1995
----------------------------------------
Paul W. Chellgren


*                                                Director                                   November 22, 1995
----------------------------------------
Robert N. Clay


*                                                Director                                   November 22, 1995
----------------------------------------
William G. Copeland




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

*                                                   Director                                   November 22, 1995
----------------------------------------
George A. Davidson, Jr.


*                                                   Director                                   November 22, 1995
----------------------------------------
Dianna L. Green


*                                                   Director                                   November 22, 1995
----------------------------------------
C. G. Grefenstette


*                                                   Director                                   November 22, 1995
----------------------------------------
Thomas Marshall


*                                                   Director                                   November 22, 1995
----------------------------------------
W. Craig McClelland


*                                                   Director                                   November 22, 1995
----------------------------------------
Donald I. Moritz


*                                                   Director                                   November 22, 1995
----------------------------------------
Jackson H. Randolph


*                                                   President and Director                     November 22, 1995
---------------------------------------
James E. Rohr


*                                                   Director                                   November 22, 1995
---------------------------------------
Roderic H. Ross


*                                                   Director                                   November 22, 1995
---------------------------------------
Vincent A. Sarni


*                                                   Director                                   November 22, 1995
---------------------------------------
Richard P. Simmons


*                                                   Director                                   November 22, 1995
---------------------------------------
Thomas J. Usher





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



                                                   Director                                   November __, 1995
---------------------------------------
Milton A. Washington


*                                                  Director                                   November 22, 1995
---------------------------------------
Helge H. Wehmeier




                             *By  /s/ Melanie S. Cibik
                                 -----------------------------------------
                                 Melanie S. Cibik, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

                               Date:  November 22, 1995




The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on this November 20, 1995.


                                        Midlantic Savings and Investment Plan


                                        By:  /s/ Eugene J. McNamara
                                            ----------------------------------
                                           Eugene J. McNamara
                                           Member, Midlantic Corporation
                                           Benefit Plans Committee






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
                                 EXHIBIT INDEX



Exhibit 5.1 Opinion of William F. Strome, Esq., regarding validity of the Common Stock and Plan Interests being registered, filed herewith.

Exhibit 5.2   Determination Letter of Internal Revenue Service, filed herewith.

Exhibit 23.1 Consent of Ernst & Young LLP, independent auditors for the Corporation, filed herewith.

Exhibit 23.2 Consent of Coopers & Lybrand L.L.P., independent auditors for Midlantic and the Plan, filed herewith.

Exhibit 23.3 Consent of William F. Strome, Esq., contained in the opinion filed as Exhibit 5.1.

Exhibit 23.4  Consent of Garry J. Scheuring, filed herewith.

Exhibit 24 Power of Attorney of certain officers and directors of the Corporation, filed herewith.





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